Exhibit 99.1

Contacts for The McClatchy Company:	Contacts for Philadelphia Media
Investors: Patrick Talamantes	Holdings LLC: Jay Devine
916-321-1834	Devine & Powers Comm. Grp
215-568-2525

Press: Cindy Leggett-Flynn or Christina Stenson

Brunswick Group

212-333-3810

McCLATCHY TO SELL PHILADELPHIA NEWSPAPERS TO LOCAL INVESTORS

Philadelphia Media Holdings will pay $562 million for

Philadelphia Inquirer and Philadelphia Daily News

SACRAMENTO, Calif. and PHILADELPHIA May 23, 2006 – The McClatchy Company (NYSE: MNI) today announced a definitive agreement to sell Philadelphia Newspapers, Inc. (PNI) to Philadelphia Media Holdings LLC (PMH) in a transaction valued at $562 million. The purchase covers the Philadelphia Inquirer and Philadelphia Daily News, both daily newspapers, and related media assets including philly.com. Philadelphia Media Holdings was formed by a group of local investors headed by advertising executive Brian Tierney for the purpose of acquiring these assets. The two newspapers are currently owned by Knight-Ridder, Inc., which McClatchy has agreed to acquire. The parties intend to close the transaction within roughly the same time frame as the close of McClatchy’s Knight Ridder acquisition, which is expected this summer.

“This agreement represents a classic win-win deal – good for McClatchy, good for the buyers and good for Philadelphia,” said Gary Pruitt, Chief Executive Officer of McClatchy. “We are delighted to receive a full, fair price consistent with our projections, and further gratified about the buyer’s commitment to the community, to good journalism and to the heritage of both these fine newspapers. We couldn’t be more pleased with this result.”

“On behalf of the dedicated local investors who have joined together to purchase the Philadelphia Inquirer, Daily News and philly.com, this is a day of immense pride and heartfelt excitement,” said Tierney. “The next great era of Philadelphia journalism begins today with this announcement. We intend to be long-term owners committed to serving this region with the vigorous, high-quality journalism we all expect of the Philadelphia Inquirer, Daily News and philly.com, and we intend to preserve both papers and their unique and valuable contributions. Our plan is to invest in and grow both papers, not allow them to erode, and we know the employees are eager to join us and get started doing just that.”

Knight Ridder CEO Tony Ridder called the deal “a great outcome” and said, “One of the most important considerations in selling these newspapers was to respect and secure their proud heritage of top journalism and community service. We are gratified to have been able to work with McClatchy and these new owners to see that happen.”

Releasing the sale’s multiple in this transaction would have the effect of disclosing the profitability of a single business operation, which is contrary to McClatchy’s practice and against the buyer’s wishes. “Yet while we cannot supply a multiple, it’s important to note that the price is right in line with our expectations and with our broader projections for the proceeds to be raised in our previously announced divestiture process,” Pruitt said. McClatchy will receive $515 million in cash proceeds, and PMH will assume $47 million in pension liabilities. “We now have agreements to sell six of the 12 papers to be divested, and we are confident the remaining six will sell for prices that will put total receipts above $2 billion, as we projected.”

Pruitt noted that the transaction also demonstrates McClatchy’s commitment to consider a wide range of criteria in addition to price when selling the papers. “It’s important to note that despite fears expressed about who might buy the Philadelphia newspapers and what their intentions might be, we have secured an agreement that keeps both of them in business and promises principled ownership for the future,” Pruitt said. McClatchy has consistently said that in addition to price, it would place great emphasis on speed and certainty of closing, as well as the interests of stakeholders including readers, employees and the communities served. “That has been our practice in transactions thus far, and we will apply the same tests going forward,” Pruitt said.

Pruitt predicted when announcing McClatchy’s deal to buy Knight Ridder in March that the 12 papers to be divested would bring a substantial return. “To buyers whose strategy is a good fit, all of these papers represent outstanding opportunities that come around only rarely in our industry. The emergence of such an impressive group of dedicated local investors to buy these Philadelphia newspapers is dramatic proof of that,” Pruitt said. He expressed confidence that the remaining papers to be divested will likewise be sold quickly. Those deals will be announced as they are signed in the coming weeks, he said. The company intends to close all remaining transactions as rapidly as possible, and as close as possible to the closure of its Knight Ridder purchase, which is expected this summer.

On March 13, 2006, McClatchy announced an agreement to acquire Knight Ridder and its 32 daily newspapers and related assets in a transaction valued at approximately $6.5 billion based upon McClatchy’s closing stock price on March 10, including $2 billion in assumed debt. The multiple on the acquisition was an estimated 9.5 times 2005 Knight Ridder EBITDA. As part of that announcement, McClatchy said it planned to sell 11 of the acquired newspapers that do not fit with the company’s longstanding operating strategies and acquisition criteria, and to sell the St. Paul Pioneer Press due to anticipated anti-trust concerns involving McClatchy’s (Minneapolis) Star Tribune.

McClatchy continues to market six remaining papers it plans to divest and has received significant interest in all of the publications from potential bidders around the country. The papers are the Akron Beacon Journal (OH); Aberdeen American News (SD); Duluth News Tribune (MN); The Fort-Wayne News-Sentinel (IN); Grand Forks Herald (ND); and The Wilkes-Barre Times Leader (PA).

After McClatchy’s planned divestitures and the close of the Knight Ridder acquisition, The McClatchy Company will become the nation’s second-largest newspaper company measured by daily circulation (approximately 3.2 million), with 32 daily newspapers and approximately 50 non-dailies. The expanded McClatchy will own leading newspapers in many of the fastest-growing markets nationwide, with an enhanced portfolio of Internet assets.

Credit Suisse Securities (USA) LLC served as financial advisor to McClatchy in this transaction. Wilson Sonsini Goodrich & Rosati served as legal counsel to McClatchy, and Dilworth Paxson LLP served as legal counsel to Philadelphia Media Holdings.

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About The McClatchy Company

The McClatchy Company, headquartered in Sacramento, CA, is a leading newspaper and internet publisher. It publishes 12 daily and 16 non-daily newspapers located in western coastal states, North and South Carolina, and the Twin Cities of Minneapolis/St. Paul. McClatchy has daily circulation of 1.4 million and Sunday circulation of 1.8 million. McClatchy’s newspapers include, among others, the Star Tribune in Minneapolis, The Sacramento Bee, The Fresno Bee and The Modesto Bee in California, The News & Observer (Raleigh, NC), The News Tribune (Tacoma, WA), the Anchorage Daily News and Vida en el Valle, a bilingual Spanish weekly newspaper distributed throughout California’s Central Valley. McClatchy also operates leading local websites in each of its daily newspaper markets, offering readers information, comprehensive news, advertising, e-commerce and other services, and owns and operates McClatchy Interactive, an interactive operation that provides websites with content, publishing tools and software development. McClatchy is listed on the New York Stock Exchange under the symbol (MNI).

About Philadelphia Media Holdings LLC

Philadelphia Media Holdings, LLC, a private investment group led by Brian P. Tierney, was formed in 2006 for the purpose of acquiring the Philadelphia Inquirer, Daily News, philly.com and related online assets. The diverse group includes civic, labor and corporate leaders, entrepreneurs and private investors who share a commitment to high-quality, locally-owned journalism.

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On March 13, 2006, The McClatchy Company announced a definitive agreement under which McClatchy will acquire Knight-Ridder, Inc. Knight Ridder publishes 32 daily newspapers in 29 U.S. markets, with a circulation of 3.4 million daily and 4.5 million Sunday. Knight Ridder has websites in all of its markets and a variety of investments in internet and technology companies, publishes a growing portfolio of targeted publications and maintains investments in two newsprint companies. Knight Ridder’s internet operation develops and manages the company’s online properties. It is the founder and operator of Real Cities (www.RealCities.com), the largest national network of city and regional websites in more than 110 U.S. markets.

As part of the transaction, McClatchy intends to divest 12 Knight Ridder newspapers, mainly located in cities that do not fit the company’s longstanding acquisition criteria, chiefly involving growing markets. The transaction is subject to customary terms and conditions, including approval by the Knight Ridder shareholders and is expected to close this summer.

On April 26, 2006, the McClatchy Company announced a definitive agreement with MediaNews Group, Inc. (MediaNews) and The Hearst Corporation (Hearst) under which the companies will pay McClatchy $1.0 billion in cash to acquire four newspapers. MediaNews will purchase two northern California papers, the San Jose Mercury News and Contra Costa Times, and Hearst will acquire the Monterey (CA) Herald, and the St. Paul Pioneer Press in St. Paul, Minnesota. The parties intend to close the transaction within roughly the same time frame as the close of McClatchy’s Knight Ridder acquisition.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this press release regarding the proposed transactions between McClatchy and each of Knight Ridder, MediaNews, Hearst and Philadelphia Media Holdings LLC, the expected timetable for completing the transactions, future financial and operating results, benefits and synergies of the transactions, the divestiture plan, future opportunities for the company and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transactions, the ability of McClatchy to successfully integrate Knight Ridder’s operations and employees; the ability to realize anticipated synergies and cost savings; and the other factors described in McClatchy’s Annual Report on Form 10-K for the year ended December 25, 2005 and the final Prospectus/Proxy Statement/Information Statement contained in McClatchy’s Registration Statement on Form S-4 (Registration No. 333-133321). McClatchy disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

IMPORTANT ADDITIONAL INFORMATION

On May 10, 2006, McClatchy filed with the SEC a Registration Statement on Form S-4 (Registration No. 333-133321) containing a final Prospectus/Proxy Statement/Information Statement regarding the proposed transaction between McClatchy and Knight Ridder. Investors and security holders of McClatchy and Knight Ridder are urged to read the Prospectus/Proxy Statement/Information Statement carefully because it contains important information about McClatchy, Knight Ridder, the transaction and related matters. The Prospectus/Proxy Statement/Information Statement is being mailed on or about May 15, 2006 to stockholders of McClatchy and shareholders of Knight Ridder. Investors and security holders can obtain additional free copies of the Registration Statement and the Prospectus/Proxy Statement/Information Statement and other documents filed with the SEC by McClatchy and Knight Ridder through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders can obtain additional free copies of the Registration Statement and the Prospectus/Proxy Statement/Information Statement from McClatchy by contacting Investor Relations at www.mcclatchy.com, by mail to 2100 Q Street, Sacramento, CA 95816 or by telephone at 916-321-1846 or from Knight Ridder by contacting Investor Relations at www.knightridder.com, by mail to Suite 1500, 50 W. San Fernando St., San Jose, CA 95113 or by telephone at 408-938-7838.

McClatchy and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Knight Ridder in connection with the proposed transaction between McClatchy and Knight Ridder. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Prospectus/Proxy Statement/Information Statement described above. Additional information regarding these directors and executive officers is also included in McClatchy’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about March 29, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov and from McClatchy by contacting Investor Relations at www.mcclatchy.com, by mail to 2100 Q Street, Sacramento, CA 95816 or by telephone at 916-321-1846.

Knight Ridder and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the shareholders of Knight Ridder in connection with the proposed transaction between McClatchy and Knight Ridder. Information regarding the special interests of these directors and executive officers in the proposed transaction between McClatchy and Knight Ridder and additional information regarding these directors and executive officers is included in the Prospectus/Proxy Statement/Information Statement described above, which also serves as Knight Ridder’s proxy statement for its 2006 Annual Meeting of Shareholders and was filed by Knight Ridder on May 11, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov and from Knight Ridder by contacting Investor Relations at www.knightridder.com, by mail to Suite 1500, 50 W. San Fernando St., San Jose, CA 95113 or by telephone at 408-938-7838.